Exhibit 99.1

Accentia Announces Confirmation of Plan of Reorganization

TAMPA, FLORIDA – October 28, 2010 - Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPIQ”) today announced that at a hearing held on October 27, 2010, the Company’s Plan of Reorganization was confirmed (i.e., approved) by the U.S. Bankruptcy Court for the Middle District of Florida, Tampa Division. Accentia is scheduled to emerge from Chapter 11 as a fully restructured company by mid-November 2010.

As confirmed, the Plan of Reorganization restructures Accentia’s consolidated balance sheet by reducing outstanding debt, restructuring debt payment obligations and reducing operating expenses. Under the Plan, stockholders retain their common shares. An important part of the confirmed restructuring is a $7 million financing announced earlier this week by our majority-owned subsidiary, Biovest International, Inc. (OTCQB: “BVTI”).

Accentia’s President and General Counsel, Mr. Samuel S. Duffey, commented, “The confirmation of Accentia’s Plan of Reorganization, together with the confirmation of the Plan of Reorganization for Biovest, represents the completion of the financial and business restructuring that, I believe, is critical to maximizing the opportunities represented by our long-term strategic growth plans. This complex process that began two years ago was executed with precision by our management team and consulting professionals. As a result of our efforts, Accentia is now better positioned to pursue the development of Revimmune as a potential treatment for autoimmune disease, while we also stand to benefit significantly from the ongoing advancement of BiovaxID, a personalized cancer vaccine being developed by Biovest for the treatment of non- Hodgkin’s lymphoma. We thank our employees, creditors, stockholders and investors for their support throughout the Chapter 11 process.”

About Accentia Biopharmaceuticals, Inc.

Headquartered in Tampa, Florida, Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPIQ”) is committed to making the autoimmune disease therapy, Revimmune™, available to patients as a comprehensive system of care and drug regimen designed for the treatment of autoimmune diseases.

Accentia also holds a majority-ownership stake in Biovest International, Inc. (OTCQB: “BVTI”). Biovest, in collaboration with the National Cancer Institute, has developed a patient-specific cancer vaccine, BiovaxID®, which has demonstrated statistically significant Phase III clinical benefit in follicular non-Hodgkin’s lymphoma by prolonging disease-free survival in patients treated with BiovaxID as compared to a control group. Based on positive Phase II and Phase III results, Biovest is currently preparing to seek U.S. and international approvals.

Additionally, Accentia’s wholly-owned subsidiary, Analytica International, based in New York City, is a global research and strategy consulting firm that provides professional services to the pharmaceutical and biotechnology industries. Since 1997, Analytica has expertly directed research studies and projects, including traditional health economic modeling projects, database studies, structured reviews, heath technology assessments, reimbursement analyses, and value dossiers.

For further information, please visit: http://www.Accentia.net

Accentia Biopharmaceuticals, Inc. Corporate Contact:

Douglas Calder, Director of Investor Relations & Public Relations,

Phone: (813) 864-2554, ext.258 / Email: dwcalder@accentia.net

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune™, BiovaxID® and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.